Exhibit 99.1
                                  ------------



        Raser Technologies, Inc. Awarded U.S. Department of Energy Grant

PROVO, UT--(MARKET WIRE)--Feb 10, 2005 -- Raser Technologies, Inc. (OTC BB:RSTG.OB - News), a technology licensing company that develops advanced electric motor and controller technology to improve operational performance of electric motors and controllers worldwide, today announced that the U.S. Department of Energy (DOE), has selected Raser for award of an Energy Conversion Science grant under the State Technologies Advancement Collaborative ("STAC"). Within this award, Raser will perform the design and development of the FLEXMOD(TM) platform, building on Raser's pre-existing technical know-how with respect to controllers for high-performance motors. Each participant will be reimbursed on roughly an 80/20 cost share arrangement. Raser is the primary recipient of the award, and will retain all intellectual property rights to the company's core Symetron(TM) technologies. A formal contract is anticipated to be executed in 4 to 8 weeks.

The objective of the award is to develop a flexible, modular (FLEXMOD(TM)) inverter (motor controller) platform, which can be applied to a wide range of electrical motors and power supplies -- from a fractional horsepower up to 100hp. Raser anticipates the development of a family of inverter products that share common components and control logic.. Upon completion of this work, Raser will have the ability to quickly design a tailored drive system to meet the demanding needs of its customers and the opportunity to license the technology embedded in its proprietary FLEXMOD(TM) controller technology.

This project will use advanced technology that can be applied to alternating current (AC) motors to meet the performance characteristics of permanent magnet motors and exceed those of current AC motors. The potential savings in electrical energy consumption and growth in electric- powered transportation vehicles, including electric buses, industrial trucks and hybrid electric vehicle markets, are the primary beneficiaries of this project.

Raser CEO Brent Cook commented, "We envision this program as an opportunity to enhance our existing Symetron(TM) motor and controller applications in addition to the tremendous market potential that we see for the FLEXMOD(TM) controller technology. We are excited to further develop the packaging of this technology and are pleased that the DOE has selected our company for this award. While the award is limited in scope, it assists us in opening yet another market segment and helps to advance our development efforts."

Raser will be joined in the project by Advanced Energy (team leader) and the Washington State University Energy Program. Advanced Energy will test the product and Raser will perform the data analysis and test reporting. Advanced Energy is a non-profit public benefits corporation that houses the only Underwriters Laboratory (UL) and National Voluntary Laboratory Accreditation Program (NAVLP) accredited motor test lab in the country.

About Raser Technologies

Founded in 2001, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser's Symetron(TM) technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires simple changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies, Inc. may be found at: www.rasertech.com.

About STAC

STAC is a five-year pilot program funded by the U.S. Department of Energy and directed by an Executive Committee that includes representatives of the Association of State Energy Research and Technology Transfer Institutions, the National Association of State Energy Officials, the U.S. Department of Energy's Office of Energy Efficiency and Renewable Energy and Office of Fossil Energy, and an independent member. To learn more about STAC, please visit www.stacenergy.org

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the designs of the FLEXMOD(TM) controller; the Company's beliefs about the FLEXMOD(TM) controller technology, and its performance capabilities; the development of FLEXMOD(TM) into a family of products; the Company's ability to execute an agreement on acceptable terms with the Department of Energy; the Company's intentions with respect to the development of its intellectual property portfolio, the Company's beliefs with respect to the benefits of its technologies, and the prospects for benefits to the government and commercial application of the technology. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited operating history and history of losses, our inability to successfully license our technology, our inability to successfully obtain further research and development funding opportunities from military and government programs, our inability to raise capital on terms acceptable to us, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact Information:

Raser Technologies, Inc.
William Dwyer, 801-765-1200
investorrelations@rasertech.com
-------------------------------
www.rasertech.com
-----------------
or
Investors Stock Daily, Inc.
Jody Janson, 585-232-5440
jody@istockdaily.com
--------------------
www.istockdaily.com
-------------------
585-232-5440



                                       2